UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
April 16, 2010

Universal Solar Technology, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-1434389	26-0768064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 1 Pingbei Road 2, Nanping Science & Technology Industrial Park, Zhuhai City, Guangdong Province, The People’s Republic of China	519060
(Address of Principal Executive Offices)	(Zip Code)

86-756-8682610
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2010, our Board of Directors appointed Lijie Zhu as Chief Financial Officer of the Company effective immediately.  In connection with the appointment, Ms. Zhu will receive initial annual cash compensation of $100,000.

Prior to joining the Company and since August 2009, Ms. Zhu held the position of Vice President of Dragon Gate Investment Partners and was responsible for raising capital for Chinese companies. From 2007 to 2009, Ms. Zhu served as Market Research Analyst for Aufhauser Securities. In 2006, Ms. Zhu was the Credit Analyst for Rogge Global Partners and from 2004 to 2006, Ms Zhu was the New York Bureau Chief of Global Entrepreneur Magazine.

Ms. Zhu earned an MBA degree and MS in Natural Resource Management from the University of Alaska and a Law Degree and a BA in Journalism from Lanzhou University, China. She is a member of the National Investor Relations Institute and the New York Society of Securities Analysts.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

Universal Solar Technology, Inc.

Date: April 19, 2010	By:	/s/ Wensheng Chen
Wensheng Chen
Chief Executive Officer